Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 2-77590, No. 2-95258, No. 033-00661, No. 33-51257, No. 033-63859, No. 333-09851, No. 333-48423, No. 333-54560, No. 333-105527 and No. 333-130382 each on Form S-8 of our report on the consolidated financial statements and financial statement schedule of Liz Claiborne, Inc. and subsidiaries (“the Company”) dated March 13, 2008, which expressed an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” effective December 31, 2006, and our report dated March 13, 2008, relating to the effectiveness of internal control over financial reporting which expressed an unqualified opinion, appearing in this Annual Report on Form 10-K of Liz Claiborne, Inc. and subsidiaries for the year ended December 29, 2007.
New York, New York
March 13, 2008